Exhibit 99

                  CDW Reports Second Quarter Results;
     Company Achieves Record Quarterly Net Income of $58.3 Million
                           and EPS of $0.67

    VERNON HILLS, Ill.--(BUSINESS WIRE)--July 20, 2004--CDW
Corporation (NASDAQ:CDWC):

    --  Record sales: $1.383 billion (29% increase year-over-year)

    -- Record average daily sales: $21.6 million (29% increase year-over-year)

    --  Record net income: $58.3 million (34% increase year-over-year)

    --  Record earnings per share: $0.67 (31% increase year-over-year)

    CDW Corporation (NASDAQ:CDWC) achieved record quarterly results for sales, average daily sales, net income and earnings per share in the second quarter of 2004.
    Second quarter sales totaled $1.383 billion, an increase of 29 percent versus the prior year quarter. Second quarter net income was $58.3 million, an increase of 34 percent versus the second quarter of 2003. Diluted earnings per share were $0.67, an increase of 31 percent versus the second quarter of 2003.
    "The ongoing strength of our superior business model has resulted in record sales, net income and earnings per share this quarter," said John A. Edwardson, chairman and chief executive officer. "Growth in sales continued to outpace the market as we gained additional market share. Along with this success, we are pleased with the strong profitability we generated in the second quarter of 2004. Year-over-year net income grew 500 basis points faster than sales due to solid gross margin and operating margin performance. We attribute this achievement to our ongoing focus of finding new and better ways to provide outstanding service to our customers. These initiatives include our marketing segmentation strategy, strong vendor relationships, and ongoing training of our sales force."
    "CDW coworkers are dedicated to responding to our customers with a sense of urgency, and they have a passion for getting the job done right in the most efficient way," said Edwardson. "This is ultimately the reason for our success, and why we continue to believe that we will grow at market rates plus ten points."
    Average daily sales for second quarter 2004 were $21.6 million compared to $16.8 million in the second quarter 2003, representing a 29 percent increase. Total sales in the second quarter 2004 were $1,383 million compared to $1,075 million in the prior period. Second quarter 2004 and second quarter 2003 both had 64 billing days. Included in the second quarter of 2004 were sales made by former members of the Micro Warehouse sales force who joined CDW in September 2003 in conjunction with the Micro Warehouse transactions.

    -- Second quarter 2004 average daily sales for the corporate sector were $16.7 million, representing a 31 percent increase over last year. Total corporate sector sales in the second quarter 2004 were $1,068 million compared to $818 million in the second quarter 2003.

    -- Second quarter 2004 average daily sales for the public sector were $4.9 million, representing a 22 percent increase over last year. Total public sector sales in the second quarter 2004 were $315 million compared to $258 million in the second quarter 2003.

    -- In the second quarter 2004, double-digit unit volume growth was achieved in most product categories on a year-over-year basis. The unit volumes of notebook CPUs, notebook accessories, desktop CPUs, server CPUs, and data storage increased more than 30 percent over the prior year quarter. Software, printers, printer accessories, netcomm products, and input devices increased between 20 percent and 30 percent over the prior year quarter.

    -- Direct web sales were $370 million in the second quarter of 2004, representing a 53 percent increase compared to the same period a year ago, and comprised 27 percent of total sales. Direct web sales improve productivity for CDW customers and their account managers and allow CDW customers to shop directly online.

    Gross profit margin was 15.5 percent this quarter compared to 14.6 percent in the same period of 2003. The increase is primarily due to improved product pricing, vendor rebates, and increased cooperative advertising. In the second quarter of 2004, $25.7 million of vendor consideration was reclassified to cost of sales compared to $17.3 million in the second quarter of 2003. This reclass is due to CDW's adoption of Emerging Issues Task Force ("EITF") Issue No. 02-16, "Accounting for Consideration Received from a Vendor by a Customer (Including a Reseller of the Vendors' Products)", on January 1, 2003.
    Selling and administrative expenses as a percentage of sales were
6.8 percent this quarter compared to 6.4 percent in the second quarter of 2003. The increase is primarily due to the continued investment in expanding CDW's sales force and increases in certain administrative functions to support a larger business.
    June 2004 average daily sales were $22.4 million, compared to $17.8 million in June 2003, representing a 26 percent increase. Total June 2004 sales were $493 million compared to $373 million in the prior period. June 2004 had 22 billing days and June 2003 had 21 billing days. Corporate and public sector segments both generated strong double-digit growth in June 2004.
    Edwardson concluded, "Our outlook for the IT spending environment continues to be optimistic. We believe that as a 'mutual fund of technology companies,' we remain well positioned to outpace the market and grow profitably by providing our customers with the best service in the industry."
    The company plans to release July sales on Thursday, August 12, 2004.

    Forward Looking Statement

    Any forward-looking statements contained in this release are based on the Company's beliefs and expectations as of the date of this release and are subject to certain risks and uncertainties which may have a significant impact on the Company's business, operating results or financial condition. Should any risk or uncertainty materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in forward-looking statements. Factors affecting the Company's business and prospects are discussed in the Company's filings with the Securities and Exchange Commission.

    About CDW

    CDW(R) (NASDAQ:CDWC), ranked No. 376 on the FORTUNE 500, is a leading provider of technology products and services for business, government and education. CDW is a principal source of technology from top name brands such as Adobe, APC, Apple, Cisco, HP, IBM, Microsoft, Sony, Symantec, Toshiba and ViewSonic.
    CDW was founded in 1984 and today employs approximately 3,700 coworkers. In 2003, the company generated net sales of approximately $4.7 billion. CDW's direct model offers one-on-one relationships with knowledgeable account managers; purchasing by telephone, fax, the company's award-winning CDW.com Web site, customized CDW@work(TM) extranets, CDWG.com Web site and macwarehouse.com Web site; custom configured solutions and same day shipping; and pre- and post-sales technical support, with more than 100 factory-trained and A+ certified technicians on staff.
    A live Web cast of CDW's management discussion of the second quarter will be available at www.cdw.com/investor. The Web cast will begin today, July 20, 2004, at 8:30 a.m. EDT / 7:30 a.m. CDT. An audio replay of the call will also be available at www.cdw.com/investor until July 30, 2004. Additional financial and operational data is provided in a series of supplemental slides available at www.cdw.com/investor.

    For more information about CDW:

    Visit CDW on the Internet at http://www.cdw.com. Contact CDW
Investor Relations via the Internet at investorrelations@cdw.com or by telephone at 847-419-8234.


                   CDW CORPORATION AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (in thousands, except per share data)

                 Three Months Ended June 30, Six Months Ended June 30,
                 --------------------------- -------------------------
                      2004          2003         2004         2003
                 -------------- ------------ ------------- -----------

Net sales        $   1,382,904  $ 1,075,296   $ 2,719,593  $2,092,915
Cost of sales        1,168,374      918,838     2,300,600   1,789,069
                 -------------- ------------ ------------- -----------

Gross profit           214,530      156,458       418,993     303,846

Selling and
 administrative
 expenses               94,096       68,760       190,162     137,071
Net advertising
 expense                25,287       17,213        43,504      27,838
                 -------------- ------------ ------------- -----------

Income from
 operations             95,147       70,485       185,327     138,937

Interest income          2,076        2,053         3,913       4,098
Other expense,
 net                      (626)        (435)       (1,037)       (840)
                 -------------- ------------ ------------- -----------

Income before
 income taxes           96,597       72,103       188,203     142,195

Income tax
 provision              38,322       28,481        74,635      56,167
                 -------------- ------------ ------------- -----------

Net income       $      58,275  $    43,622   $   113,568  $   86,028
                 ============== ============ ============= ===========

Earnings per
 share:
     Basic       $        0.70  $      0.52   $      1.36  $     1.03
                 ============== ============ ============= ===========
     Diluted     $        0.67  $      0.51   $      1.30  $     1.00
                 ============== ============ ============= ===========

Weighted-average
 number of
 common shares
 outstanding:
     Basic              83,537       83,354        83,678      83,659
                 ============== ============ ============= ===========
     Diluted            86,778       85,699        87,028      86,120
                 ============== ============ ============= ===========

Dividends per
 share           $        0.36  $      0.00   $      0.36  $     0.00
                 ============== ============ ============= ===========


                   CDW CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                   June 30,   December 31,  June 30,
                                     2004         2003        2003
                                  ----------- ------------ -----------

Assets

Current assets:
     Cash, cash equivalents and
      marketable securities       $  605,276   $  562,360  $  553,148
     Accounts receivable, net of
      allowance for doubtful
      accounts of $10,505,
      $10,057 and $9,500
      respectively                   514,410      444,000     355,150
     Merchandise inventory           188,912      183,890     147,511
     Prepaid income taxes                  -            -       1,996
     Miscellaneous receivables        27,924       28,517      18,862
     Deferred income taxes            12,147       12,147      11,757
     Prepaid expenses                  2,854        3,994       2,649
                                  ----------- ------------ -----------

          Total current assets     1,351,523    1,234,908   1,091,073

Property and equipment, net           63,950       62,323      62,193
Other assets                          15,583       14,401      10,755
                                  ----------- ------------ -----------

               Total assets       $1,431,056   $1,311,632  $1,164,021
                                  =========== ============ ===========


Liabilities and Shareholders'
 Equity

Current liabilities:
     Accounts payable             $  215,855   $  157,079  $  141,478
     Accrued expenses and other
      current liabilities            100,181       91,384      50,605
                                  ----------- ------------ -----------

          Total current
           liabilities               316,036      248,463     192,083

Minority interest                      2,374        1,985           -

Shareholders' equity:
          Total shareholders'
           equity                  1,112,646    1,061,184     971,938
                                  ----------- ------------ -----------

               Total liabilities
                and shareholders'
                equity            $1,431,056   $1,311,632  $1,164,021
                                  =========== ============ ===========


                   CDW CORPORATION AND SUBSIDIARIES
                     SEGMENT REPORTING INFORMATION
                            (in thousands)

                              Three Months Ended June 30, 2004
                       -----------------------------------------------
                        Corporate   Public   Eliminations Consolidated
                                    Sector
                       -----------------------------------------------

External customer
 sales                 $1,067,783  $315,121    $       -   $1,382,904
Transfers between
 segments                 302,461         -     (302,461)           -
                       ----------- --------- ------------ ------------

Total net sales        $1,370,244  $315,121    $(302,461)  $1,382,904
                       =========== ========= ============ ============

Income from operations $   86,237  $  8,910    $       -   $   95,147
                       =========== ========= ============

Net interest income
 and other expense                                              1,450
                                                          ------------

Income before income
 taxes                                                     $   96,597
                                                          ============

Total assets           $1,393,151  $185,750    $(147,845)  $1,431,056
                       =========== ========= ============ ============


                              Three Months Ended June 30, 2003
                       -----------------------------------------------
                        Corporate   Public   Eliminations Consolidated
                                    Sector
                       -----------------------------------------------

External customer
 sales                 $  817,607  $257,689    $       -   $1,075,296
Transfers between
 segments                 244,222         -     (244,222)           -
                       ----------- --------- ------------ ------------

Total net sales        $1,061,829  $257,689    $(244,222)  $1,075,296
                       =========== ========= ============ ============

Income from operations $   63,735  $  6,750    $       -   $   70,485
                       =========== ========= ============

Net interest income
 and other expense                                              1,618
                                                          ------------

Income before income
 taxes                                                     $   72,103
                                                          ============

Total assets           $1,097,599  $ 95,625    $ (29,203)  $1,164,021
                       =========== ========= ============ ============


                   CDW CORPORATION AND SUBSIDIARIES
                     SEGMENT REPORTING INFORMATION
                            (in thousands)

                               Six Months Ended June 30, 2004
                       -----------------------------------------------
                        Corporate   Public   Eliminations Consolidated
                                    Sector
                       -----------------------------------------------

External customer
 sales                 $2,156,905  $562,688    $       -   $2,719,593
Transfers between
 segments                 532,086         -     (532,086)           -
                       ----------- --------- ------------ ------------

Total net sales        $2,688,991  $562,688    $(532,086)  $2,719,593
                       =========== ========= ============ ============

Income from operations $  171,469  $ 13,858    $       -   $  185,327
                       =========== ========= ============

Net interest income
 and other expense                                              2,876
                                                          ------------

Income before income
 taxes                                                     $  188,203
                                                          ============

Total assets           $1,393,151  $185,750    $(147,845)  $1,431,056
                       =========== ========= ============ ============


                               Six Months Ended June 30, 2003
                       -----------------------------------------------
                        Corporate   Public   Eliminations Consolidated
                                    Sector
                       -----------------------------------------------

External customer
 sales                 $1,651,773  $441,142    $       -   $2,092,915
Transfers between
 segments                 419,155         -     (419,155)           -
                       ----------- --------- ------------ ------------

Total net sales        $2,070,928  $441,142    $(419,155)  $2,092,915
                       =========== ========= ============ ============

Income from operations $  129,106  $  9,831    $       -   $  138,937
                       =========== ========= ============

Net interest income
 and other expense                                              3,258
                                                          ------------

Income before income
 taxes                                                     $  142,195
                                                          ============

Total assets           $1,097,599  $ 95,625    $ (29,203)  $1,164,021
                       =========== ========= ============ ============


                   CDW CORPORATION AND SUBSIDIARIES
                            OPERATING DATA

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                              ----------------------------------------
                                   2004      2003      2004      2003
                              ----------------------------------------
Commercial customers served
 (1):
 Current period                 209,291   176,393   307,898   251,254
 Trailing 12 months             450,620   361,200   450,620   361,200
% of sales to commercial
 customers                         98.1%     98.1%     97.9%     97.9%
Number of invoices processed  1,556,292 1,262,218 3,206,300 2,547,067
Average invoice size               $969      $911      $922      $880
Direct web sales (000's)       $369,575  $242,193  $731,362  $474,333
Sales force, end of period        1,750     1,367     1,750     1,367
Annualized inventory turnover        26        26        25        24
Accounts receivable - days
 sales outstanding                   34        30        34        31
----------------------------------------------------------------------

(1) Commercial customers are defined as public sector and corporate customers excluding consumers.


    CONTACT: CDW Corporation
             Investors:
             Cindy Klimstra, 847-968-0268
             or
             Media:
             Gary Ross, 847-371-5048